Exhibit 99.5

JOINT FILING AGREEMENT

The undersigned hereby agree that the Amendment No. 1 to the Statement on Schedule 13D with respect to the securities of Alithya Group inc., dated as of April 12, 2023, is, and any further amendments thereto (including amendments on Schedule 13D or Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the U.S. Securities Exchange Act of 1934.

Dated: April 12, 2023

/s/ Ghyslain Rivard
GHYSLAIN RIVARD

9668586 CANADA INC.

By:	/s/ Ghyslain Rivard
Ghyslain Rivard
President

SERVICES INFORMATIQUES MIXMEDIA INC.

By:	/s/ Ghyslain Rivard
Ghyslain Rivard
President

GESTION GHYSLAIN RIVARD INC.

By:	/s/ Ghyslain Rivard
Ghyslain Rivard
President

/s/ Pierre Turcotte
PIERRE TURCOTTE

TRIAXIONS TECHNOLOGIE INC.

By:	/s/ Pierre Turcotte
Pierre Turcotte
President

9387-1010 QUÉBEC INC.

By:	/s/ Pierre Turcotte
Pierre Turcotte
President

FIDUCIE TRIAXIONS

By:	/s/ Pierre Turcotte
Pierre Turcotte
Trustee

/s/ Paul Raymond
PAUL RAYMOND

FIDUCIE DIREXIONS

By:	/s/ Paul Raymond
Paul Raymond
Trustee